Exhibit (iii)
                                                          -------------



                          Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-27244 and No. 33-53736) of Pitney Bowes Credit Corporation of our report dated February 1, 1994 appearing on page 18 of this Form 10-K.





PRICE WATERHOUSE




Stamford, Connecticut
March 11, 1994